Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in the following Registration Statements of Chubb Limited:

(1)	Registration Statement on Form S-3 (No. 333-207570)
(2)	Registration Statement on Form S-3 (No. 333-200838)
(3)	Registration Statement on Form S-8 (No. 333-208998)
(4)	Registration Statement on Form S-8 (No. 333-188949)
(5)	Registration Statement on Form S-8 (No. 333-182062)
(6)	Registration Statement on Form S-8 (No. 333-153239)
(7)	Registration Statement on Form S-8 (No. 333-116532)
(8)	Registration Statement on Form S-8 (No. 333-1404)
(9)	Registration Statement on Form S-8 (No. 333-46301)
(10)	Registration Statement on Form S-8 (No. 333-93867)
(11)	Registration Statement on Form S-8 (No. 333-72301)
(12)	Registration Statement on Form S-8 (No. 333-61038)
(13)	Registration Statement on Form S-8 (No. 333-134504)
(14)	Registration Statement on Form S-8 (No. 333-168795);

of our report dated March 15, 2016, with respect to the consolidated financial statements of The Chubb Corporation which is included in this Current Report on Form 8-K/A of Chubb Limited.

/s/ Ernst & Young LLP

New York, New York

March 24, 2016